UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2022

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ
Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2022, the board of directors of Adial Pharmaceuticals, Inc. (the “Company”) appointed Cary J. Claiborne, age 61, as President and Chief Executive Officer. On August 18, 2022, the Company’s board of directors also appointed Kevin Schuyler as non-executive Chairman of the board of directors.

Cary J. Claiborne has served as the Company’s Chief Operating Officer since December 2021 and a director since November 2021. In December 2021, Mr. Claiborne was appointed to the board of directors of NeuroSense Therapeutics, a clinical-stage drug development company that is advancing a treatment for people living with amyotrophic lateral sclerosis, where he also serves as Chairman of the audit committee. In July 2022, Mr. Claiborne was appointed to the board of directors of CytRx Corporation, a biopharmaceutical company focused on discovering and developing new cancer therapeutics, where he also serves as Chairman of the compensation committee.

Prior to joining Adial, Mr. Claiborne served as CEO of Prosperity Capital Management, LLC, a Private Investment and Advisory firm that he founded in 2018. Prosperity Capital is focused on private Investment Management and providing Advisory Services to clients in multiple industries with an emphasis in the Pharma/Biotech and Finance sectors. From November 2014 until February 2017, he served as the Chief Financial Officer and member of the Board of Directors at Indivior PLC (INDV, FTSE 500), a specialty pharmaceutical company. Mr. Claiborne led the company’s spin off from its then parent company, Reckitt Benckiser, to become an independent, listed company. While at Indivior, he established and oversaw corporate reporting, internal audit, tax, treasury, external audit and information technology. Prior to joining Indivior, Mr. Claiborne served as the CFO of Sucampo Pharmaceuticals, Inc. , a global biopharmaceutical company, which was later sold to Mallinckrodt. Before joining Sucampo, Mr. Claiborne served as CFO and Corporate Secretary of Osiris Therapeutics, Inc. , and oversaw corporate finance during the company’s initial public offering.

Mr. Claiborne graduated from Rutgers University with a B.A. in Business Administration and from Villanova University with an M.B.A., and was a National Association of Corporate Directors (NACD) Governance Fellow.

In connection with his appointment, the Company entered into an amendment to its December 2021 employment agreement with Mr. Claiborne (the “Claiborne Employment Agreement Amendment”) to employ Mr. Claiborne on a full-time basis as the Company’s Chief Executive Officer for the remaining term of the three-year employment agreement at an annual base salary of $450,000, with a discretionary bonus of up to 40% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors. Mr. Claiborne also received a grant of restricted stock units for 1,000,000 shares of the Company’s common stock pursuant to the Company’s 2017 Equity Incentive Plan, vesting monthly on a pro rata basis over 36 months. In his previous capacity as the Company’s Chief Operating Officer Mr. Claiborne devoted eighty percent (80%) of his business time to the affairs of the Company for which he received an annual base salary of $304,000.

There are no family relationships between Mr. Claiborne and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Claiborne is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Kevin Schuyler, age 53, has served as the Company’s director since April 2016 and is Lead Independent Director. From April 2016 to August 2022, he served as the Company’s Vice Chairman of the board of directors. He currently serves as a director of Twin Vee PowerCats Co., a Nasdaq-listed designer, manufacturer, distributor, and marketer of power sport catamaran boats based in Fort Pierce, Florida for over 27 years, where he also serves as Chairman of the audit committee, and a director of ForzaX1, Inc., a Nasdaq-listed developer of electric sport boats with a mission to inspire the adoption of sustainable recreational boating, where he also serves as Chairman of the audit committee. Mr. Schuyler is also senior managing director at CornerStone Partners, a full-service institutional CIO and investment office located in Charlottesville, Virginia, with approximately $10 billion under management. Prior to joining CornerStone Partners in 2006, he held various positions with McKinsey & Company, Louis Dreyfus Corporation and The Nature Conservancy. Mr. Schuyler serves on various boards and committees of Sentara Martha Jefferson Hospital, the US Endowment for Forestry and Communities, and Stone Barns Center. He is a member of the investment committee of the Margaret A. Cargill Philanthropies. Mr. Schuyler graduated with honors from Harvard College and received his MBA from The Darden Graduate School of Business at the University of Virginia. He is a member of the Chartered Financial Analyst Society of Washington, DC.

On August 18, 2022, William B. Stilley was appointed Chief Executive Officer of Purnovate, Inc. In connection with Mr. Stilley’s appointment as Chief Executive Officer of Purnovate, Inc., the Company and Mr. Stilley entered into an amendment to its July 2018 employment agreement with Mr. Stilley, as amended (the “Stilley Employment Agreement Amendment”), to employ Mr. Stilley as the Chief Executive Officer of Purnovate, Inc. for the remaining term of the five-year employment agreement at an annual base salary of $260,000, with opportunity for bonuses and a salary increase upon certain achievements. Mr. Stilley also received a grant of options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2017 Equity Incentive Plan, vesting upon the achievement of certain milestones.

The foregoing descriptions of the Claiborne Employment Agreement Amendment and Stilley Employment Agreement Amendment are a summary and are qualified in its entirety by reference to the Claiborne Employment Agreement Amendment and Stilley Employment Agreement Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of August 22, 2022, between Adial Pharmaceuticals, Inc. and Cary J. Claiborne
10.2	Amendment to Employment Agreement, dated as of August 22, 2022, between Adial Pharmaceuticals, Inc. and William B. Stilley
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2022	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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